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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 19, 2002

                             FORCE 10 TRADING, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                                     -------
                            (Commission File Number)

                                   87-0382438
                                   ----------
                        (IRS Employer Identification No.)


                         12227 South Business Park Place
                           Suite 200, Draper, UT 84020
                           ---------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (801) 619-3500
                                 --------------
               Registrant's Telephone Number, Including Area Code

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Item 2.       Acquisition or Disposition of Assets.
              -------------------------------------

         On July 19, 2002, Force 10 Trading, Inc. entered into a Stock Purchase Agreement to acquire all of the three million (3,000,000) outstanding shares of common stock in Royal Oasis, Inc., a Nevada corporation. Royal Oasis' sole asset is 43.333 acre parcel of vacant land in Oasis, Nevada (Elko County) with an appraised value of $4,719,000. The land is zoned as a commercial C-3 classification, which allows the construction of hotels and casinos, among other commercial and residential uses.

         As consideration for One Hundred Percent (100%) of the outstanding shares in Royal Oasis, Force 10 issued Three Million Eight Hundred Thousand (3,800,000) shares of Series A Preferred Stock. Each share of the Series A Preferred Stock carries a $1.00 par value and is convertible at the option of the holder into shares of the Registrant's common stock at a rate equal to the greater of One Dollar ($1.00) or at a 15% discount to the average closing bid price for the five (5) trading days prior to the date conversion. The Series A Preferred Stock does not carry any voting rights.

         Force 10 also signed a One Million Dollar ($1,000,000) Secured Convertible Promissory Note (the "Note") as additional consideration for the purchase of the Royal Oasis stock. The Note is a non-recourse loan secured by 100% of the stock of Royal Oasis. The note has a ten-year term with an interest rate of eight percent (8%). The Registrant is required to make interest only payments on a quarterly basis. These interest payments may be made in restricted common stock of the Registrant at a fifty percent (50%) discount to the closing bid price on the date of issuance. The Note is convertible at the option of the holder at a 15% discount to the closing bid price on the date of conversion or $1.00 per share whichever is greater. Force 10 can force a conversion into Two million (2,000,000) shares of its common stock if the average daily trading volume exceeds Two hundred thousand (200,000) shares for 20 consecutive trading days with a price greater than $1.00 per share.


                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 24, 2002                               Force 10 Trading, Inc.

                                                     By:  /s/ Jon H. Marple
                                                        -------------------
                                                     Name:    Jon H. Marple
                                                     Title:   President

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                                  EXHIBIT INDEX


Number            Exhibit Description

20 Stock Purchase Agreement between Force 10 Trading, Inc. and the shareholders of Royal Oasis, Inc. dated July 19, 2002